SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934







        Date of Report (Date of earliest event reported): August 2, 1999


                             PINNACLE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

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            California                              0-24784                               94-3003809
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   (State or other jurisdiction of           (Commission File Number)           (IRS Employer Identification No.)
    incorporation or organization)
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            280 North Bernardo Ave., Mountain View, California 94043
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   (Address of principal executive offices of Registrant, including zip code)


                                 (650) 237-1600
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              (Registrant's telephone number, including area code)


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Item 2. Acquisition or Disposition of Assets

         On August 2, 1999, Pinnacle Systems, Inc., a California corporation (the "Company" or "Pinnacle"), completed the purchase ("Purchase") of certain of the assets and the assumption of certain liabilities of the Video Communications Division of Hewlett-Packard Company, a Delaware corporation ("HP"). The Purchase was made pursuant to the terms and conditions of an Asset Purchase Agreement dated June 30, 1999 (the "Agreement"). Under the terms of the Agreement, the Company paid approximately $12.6 million in cash and issued 773,172 shares of its common stock valued at $19.0 million. In addition, the Company assumed liabilities of approximately $2.0 million. The Company expects to incur approximately $1.0 million in costs associated with executing the transaction and integrating the businesses. The Company will account for the acquisition as a purchase and currently anticipates that approximately $6.5 million of the purchase price will be charged as in-process research and development and other non-recurring costs in the quarter ending September 30, 1999. In connection with the Purchase, Pinnacle hired 55 employees of HP's Video Communications Division. The purchase price was determined through an arm's-length negotiation between the parties.

         HP's Video Communications Division manufactures MPEG2-based broadcast-quality video servers. During a six-month transition period, HP will continue to operate the engineering and manufacturing operations as well as support and certain sales operations located in Europe and Asia. At the end of the transition period, the engineering and manufacturing organizations will be merged into Pinnacle's Mountain View, California facility and the sales and customer support organizations integrated into Pinnacle's existing networks.


Item 7.  Financial Statements and Exhibits.

         a.       Financial Statements of Business Acquired.

                  The Registrant will file the required financial statements of the business acquired under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

         b.       Pro Forma Financial Information.

                  The Registrant will file the required pro forma financial information under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

         c.       Exhibits.

                  2.1 Asset Purchase Agreement dated June 30, 1999 by and between Pinnacle Systems, Inc. and Hewlett-Packard Company.

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                  99.1     Press Release


         Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Acquisition Agreement have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Commission.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PINNACLE SYSTEMS, INC.



Dated:  August 12, 1999             By:  /S/ MARK L. SANDERS
                                        ----------------------------------------
                                        Mark L. Sanders, President and
                                        Chief Executive Officer




Dated: August 12, 1999              By:  /S/ ARTHUR D. CHADWICK
                                        ----------------------------------------
                                        Arthur D. Chadwick, Vice President,
                                        Finance and Administration and
                                        Chief Financial Officer